UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Mission Produce, Inc. (the “Company”) has appointed Laura Flanagan to the Board of Directors as an independent Class III director with a term expiring at the Company’s 2026 Annual Meeting of Stockholders, effective June 30, 2025. The Board of Directors has also increased the size of the Board of Directors from nine to ten directors.

Ms. Flanagan was the former Chief Executive Officer and member of the board of directors of Ripple Foods, a leader in branded plant-based dairy alternatives, from October 2019 to January 2025. Prior to Ripple Foods, Ms. Flanagan was the Chief Executive Officer of Foster Farms, the largest branded poultry producer in the western United States, from August 2016 to February 2019. Prior to Foster Farms, Ms. Flanagan held several leadership roles at ConAgra Foods, PepsiCo, and General Mills, and began her career as an engineer at Saturn Corporation.

Ms. Flanagan has served on the board of directors of Performance Food Group (NYSE:PFGC), one of the largest distributors of food and broadline products to foodservice and convenience store channels, since September 2021, and currently serves on the Audit/Finance committee and Technology/Cybersecurity committee. Ms. Flanagan previously served on the board of directors of TopGolf Callaway Brands (NYSE:MODG), the leading brand of golf equipment and entertainment, from November 2018 to May 2025, where she served on the Compensation Committee. Additionally, Ms. Flanagan previously served on the board of directors of Core-Mark International, a distributor to the convenience store channel, from August 2016 to September 2021, where she was the chair of the Nominating Governance Committee and served on the Compensation Committee.

Ms. Flanagan holds an MBA from Stanford Graduate School of Business and an engineering undergraduate degree from Case Western Reserve University in 1990. She also holds a certificate for Accountability and Effectiveness in the Boardroom from the Kellogg Graduate School of Management.

Ms. Flanagan will receive compensation for her service on the Board of Directors consistent with the Company’s Non-Employee Director Compensation Program filed as Exhibit 10.18 to the Company’s Form 10-Q filed on March 10, 2025. The Company also expects to enter into its standard indemnification agreement for directors with Ms. Flanagan, the form of which was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 4, 2020.

Ms. Flanagan was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between the Company and Ms. Flanagan that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Flanagan to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated June 30, 2025

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

Date: June 30, 2025

/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer